MANAGEMENT AGREEMENT


          THIS AGREEMENT is made as of the 13th day of February, 1997 by and among ESQUIRE COMMUNICATIONS LTD., a Delaware corporation, with offices at 216 East 45th Street, New York, New York 10017 (the "Corporation"), Harlingwood & Company, LLC, a California limited liability company (the "Manager") and David
A. White (the "Executive"). Manager and Executive each have offices at 750 B Street, Suite 2350, San Diego, California 92101.

                              W I T N E S S E T H :


          WHEREAS, the Corporation desires to engage the services of Manager and the Manager desires to accept such engagement upon the terms and conditions contained in this Agreement; and

          WHEREAS, Manager has agreed to provide its services hereunder primarily through the provision of the Executive, one of its officers;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

          1. TERM OF ENGAGEMENT

          Subject to the terms and conditions set forth in this Agreement, the Corporation hereby agrees to engage the Manager, and the Manager accepts such engagement to provide management services, including corporate development services to the Corporation and each of its subsidiaries for the period beginning on the date hereof and continuing for a period of one year or until earlier terminated as provided herein. Manager agrees to assign Executive to this engagement, and Executive agrees to accept such assignment, to fulfill Manager's duties hereunder, and in that regard, Executive's role will be in the capacity of Chief Executive Officer of the Corporation.

          2. DUTIES

          2.1 Manager shall ensure that the Executive performs, and Executive hereby agrees to perform, such duties and discharges such responsibilities as the Chairman of the Board of Directors or Board of Directors of the Corporation shall from time to time direct, which duties and responsibilities shall be commensurate with the Executive's position as Chief Executive Officer, including general review and integration of acquisitions and formulation of strategies to enhance growth and profitability. The Executive agrees to perform such duties and discharge such responsibilities in a faithful manner and to the best of his ability. The Executive agrees to devote substantially all his business time and attention to the business and affairs of the Corporation and its subsidiaries and to use his best efforts to promote the interests of the Corporation and its subsidiaries. The Executive further agrees that he will not engage in any significant outside business concerns or activities, without the written consent of the Corporation's Board of Directors, provided that Executive may sit on up to two Boards of companies unrelated to the Corporation without the need for such consent.

          2.2 The Corporation shall use its best efforts to elect each of Executive and Fir Geenen as Directors of the Corporation and each of its subsidiaries during the term of this Agreement. The Executive shall hold such officerships in the Corporation and any subsidiary to which, from time to time, he may be appointed during the term of this Agreement.

          3. MANAGEMENT FEE

          So long as the Manager is engaged by the Corporation pursuant to this Agreement, the Corporation agrees that:

          3.1 The Manager shall receive an annual management fee (the "Management Fee") at the rate of $175,000 per annum, payable in semi-monthly installments. Unless required by law, the Corporation agrees that it shall not deduct or withhold from such payments any Social Security contributions and income tax withholdings or any other amount. Any Management Fee payable hereunder may be paid by subsidiaries of the Corporation, and not by the Corporation, in such proportion as shall be allocated among them by the Corporation and such subsidiary.

          3.2 The Board of Directors of the Corporation shall grant to the Manager a performance bonus (the "Bonus") of up to 50% of the Management Fee payable hereunder annually within 90 days after the end of the Corporation's fiscal year, upon the achievement of financial and operational objectives to be agreed upon by the Manager, the Board of Directors and the Chairman of the Board.

          3.3 The Corporation shall insure that the Manager will be paid the cost of providing benefits commensurate with the position of Chief Executive Officer at the rate of $25,000 per annum, payable in semi-monthly installments. In addition, the Corporation shall make a secretary available for use by the Manager at the Corporation's offices.

          3.4 Effective on the date hereof, the Corporation hereby grants to the Manager under the Corporation's 1993 Stock Option Plan (the "Plan"), options to purchase 150,000 shares of common stock at an exercise price of $9.00 per share. Pursuant to a separate agreement to be entered into, the Corporation will sell to the Manager 250,000 shares of Common Stock (the "Shares") at a purchase price to be set forth therein, subject to the vesting schedule set forth below, which purchase price will be evidenced by the Manager's promissory note in the principal amount equal to the purchase price. Such note will have a four year term and will be secured by a pledge of the Shares. The Corporation will have the right to repurchase vested Shares at the greater of cost or fair market value and unvested Shares at cost. This right may only be exercised in the event this Agreement is terminated or expires, subject to the provisions of Sections 6 and 7 hereof. The Shares and options will vest 25% on the first anniversary of the date hereof, with the balance vesting ratably on a daily basis over a period of three years subsequent thereto, subject to acceleration of vesting upon the sale of the Corporation or the sale by Golder, Thoma, Cressey, Rauner Fund IV, L.P. of more than 50% of the stock of the Corporation presently owned by it or to which it is entitled. The Corporation will loan to Manager the funds to exercise the options on terms similar to the terms above as they relate to the purchase of the Shares. The grant of the options is subject to approval by the stockholders of the Corporation of an amendment to the Plan increasing the number of options which may be granted under the Plan.

          4. REIMBURSEMENT FOR EXPENSES

          The Corporation or its subsidiaries shall reimburse the Manager for expenses which the Manager may from time to time reasonably incur on behalf of and at the request of the Corporation in the performance of its responsibilities and duties under this Agreement, provided that the Manager shall be required to account to the Corporation for such expenses in the manner prescribed by the Corporation.

          5. TERMINATION OF ENGAGEMENT BY REASON OF DEATH

          If the Executive shall die during the term of this Agreement, this Agreement shall terminate automatically as of the date of his death and the Corporation shall pay to the Manager the Management Fee and any other compensation due under Section 3.2 or 3.3 hereof which would otherwise be payable to the Manager up to the end of the month in which his death occurs and no more.

          6. TERMINATION OF ENGAGEMENT BY REASON OF DISABILITY

          If the Executive shall become temporarily disabled during the term of this Agreement, all of the Manager's rights under this Agreement shall continue until such time as the Executive either returns to work or is deemed "permanently disabled" (as hereinafter defined in Section 6.1).

          6.1 If the Executive shall be deemed permanently disabled, the Manager's engagement shall immediately terminate at such time that the Executive is deemed to be permanently disabled. The Executive shall be deemed permanently disabled for purposes of this Agreement if: (i) in the good faith opinion of the Board of Directors, based solely on a duly ordered medical opinion by a physician reasonably acceptable to the Manager and the Corporation, the Executive is unable to render management services to the Corporation pursuant to the terms of this Agreement for three consecutive months, or (ii) in the good faith opinion of the Board of Directors, based solely on a duly ordered medical opinion by a physician reasonably acceptable to the Manager and the Corporation, the Executive is unable to render management services to the Corporation pursuant to the terms of this Agreement for four months out of any twelve consecutive month period.

          7. TERMINATION OF AGREEMENT

          7.1 TERMINATION FOR CAUSE

          The Corporation may immediately terminate this Agreement in the event that the Executive or Manager shall do or cause to be done any act which constitutes "cause" (as hereinafter defined) for termination. For purposes of this Agreement, cause shall be deemed to mean a material and continuing breach by the Executive or the Manager of this Agreement, consistent neglect or refusal to attend to the material duties assigned to them by the Chairman of the Board or Board of Directors of the Corporation, gross negligence or willful misconduct in the performance of their duties, dishonesty of the Executive or the Manager to the Corporation (including, without limitation, conviction of a crime in any court which could have the effect of causing the termination or suspension of any license which the Corporation holds), conviction of a felony offense or Executive shall no longer be an officer of or employed by Manager. Notwithstanding the foregoing, the Manager shall not be deemed to have been terminated for cause unless and until there shall have been delivered to it a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Corporation at a meeting of the Board called and held for the purpose (after reasonable notice (which shall be at least 3 days prior notice) to Manager and an opportunity for it to be heard before the Board), finding that in the good faith opinion of the Board the Executive or the Manager was guilty of the conduct set forth in the previous sentence and specifying the particulars thereof in detail. Should this Agreement be terminated by the Corporation for cause, the Corporation's only obligation shall be to pay the Manager its compensation due to date under Sections 3.1, 3.2 and 3.3 of this Agreement and Manager may retain all vested stock or other vested options, subject to the Corporation's right to repurchase the same. Nothing contained in this Article 7 shall in any way waive, restrict or prejudice the Corporation's rights and remedies in equity and at law against the Manager with respect to the matter for which this Agreement is terminated for cause.

          7.2 TERMINATION WITHOUT CAUSE; GOOD REASON

          This Agreement shall also terminate if:

                 (a) Manager is terminated (and this Agreement is terminated)without cause;

                 (b)      Manager terminates this Agreement for "Good
          Reason";

                (c) Manager terminates this Agreement without "Good Reason";

                (d) the term of this Agreement expires without renewal.

          The term "Good Reason" shall mean without the Executive's written consent (i) a material change in the Executive's status, position or responsibilities if, as a result of such change, the Executive could reasonably be considered as constructively dismissed by the Corporation; (ii) a material reduction by the Corporation in the Executive's incentives as in effect on the date hereof or as the same may be increased from time to time during the term;
(iii) any request by the Corporation that the Executive participate in an unlawful act or take any action constituting a material breach of the Executive's professional standard of conduct; or (iv) any other material and continuing breach of this Agreement by the Corporation.

          7.3 RESULTS OF TERMINATION

          If termination hereof occurs under Sections 5 or 6 (Death or Disability) all shares, options and other rights which would have vested within one year shall be deemed vested. In the event this Agreement is terminated by reason of Sections 7.2(a) or (b), the Corporation shall within five days make a lump sum payment to the Manager equal to 12 months of the annual Management Fee, plus the cost of benefits as described in Section 3.3 and in such event Manager and the Executive shall execute an appropriate release of claims against the Corporation. Such lump sum payment shall be considered management fees, and not damages, and Manager shall have no duty to mitigate. In addition, in such event, all rights of Manager to receive common stock or to exercise options which have previously been granted, including the rights in Section 3.4 hereof, shall vest.

          8. CONFIDENTIALITY

          During the course of this Agreement, the Manager and the Executive will have access to and will gain knowledge with respect to all of the lines of business of the Corporation, including service information, information concerning customers, court reporters, and other valuable information relating to the development, marketing and sale of services of the Corporation ("Confidential Information"). The parties also agree that covenants by the Executive and the Manager not to make unauthorized disclosures of the Confidential Information and not to use the Confidential Information after the termination of this Agreement in a business in competition with that of the Corporation are essential to the growth and stability of the business of the Corporation. Accordingly, Manager and Executive agree that, except as required by their duties under this Agreement, they shall not take, use, or disclose to anyone in documentary form or through electronic media or otherwise, at any time during or after the term of this Agreement, any Confidential Information obtained by them in the course of their engagement with the Corporation.

          9. NON-COMPETITION

          9.1 During the term of this Agreement and for a period of 12 months from the date of the termination of this Agreement in accordance with its terms, the Executive and the Manager agree that they shall not directly or indirectly, for their own account or as agent, employee, officer, director, trustee, consultant or shareholder of any corporation or a member of any firm or otherwise, anywhere within 100 miles of any office of the Corporation engage or attempt to engage in any business activity which is the same as, substantially similar to or directly competitive with the Corporation.

          9.2 During the term of this Agreement and for a period of 24 months from the date of termination of this Agreement in accordance with its terms, the Executive and the Manager agree that they shall not, directly or indirectly, for their own account or as agent, employee, officer, director, trustee, consultant or shareholder of any corporation, or member of any firm or otherwise, solicit the employment or retention of any court reporter retained by the Corporation or any employee of the Corporation.

          9.3 The Manager and the Executive acknowledge and agree that the foregoing territorial and time limitations and restrictive covenants are reasonable and properly required for the adequate protection of the business and affairs of the Corporation, and in the event any such territorial or time limitation is found to be unreasonable by a court of competent jurisdiction, they agree and submit to the reduction of either said territorial or time limitation or both, to such an area or period as the court may determine to be reasonable.

          10. RIGHTS TO DISCOVERIES

          The Executive and the Manager agree that all ideas, inventions, trademarks and other developments or improvements conceived, developed or acquired by them during the term of this Agreement, whether or not during working hours, at the premises of the Corporation or elsewhere, alone or with others, that are within the scope of the Corporation's business operations or that relate to any work or projects of the Corporation shall be the sole and exclusive property of the Corporation. The Executive and the Manager agree to disclose promptly and fully to the Corporation all such ideas, inventions, trademarks or other developments and, at the request of the Corporation, they shall submit to the Corporation a full written report thereof regardless of whether the request for a written report is made after the termination of this Agreement. The Executive and the Manager agree that during the term of this Agreement and thereafter, upon the request of the Corporation and at its expense, they shall execute and deliver any and all applications, assignments and other instruments which the Corporation shall deem necessary or advisable to transfer to and vest in the Corporation their entire right, title and interest in and to all such ideas, inventions, trademarks or other developments and to apply for and to obtain patents or copyrights for any such patentable or copyrightable ideas, inventions, trademarks and other developments.

          11. NOTICES

          All notices and other communications given pursuant to this Agreement shall be deemed to have been properly given or delivered at the time when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service, or three days after being mailed, by certified mail, postage prepaid, addressed to the appropriate party, at the address for such party set forth at the beginning of this Agreement. Any party may from time to time designate by written notice given pursuant to this Article 11 any other address or party to which any such notice or communication or copies thereof shall be sent.

          12. EQUITABLE RELIEF

          The Executive and the Manager acknowledge that the Corporation will suffer damages incapable of ascertainment in the event that any of the provisions of Articles 8, 9 or 10 hereof are breached and that the Corporation will be irreparably damaged in the event that the provisions of Articles 8, 9 or 10 are not enforced. Therefore, should any dispute arise with respect to the breach or threatened breach of Articles 8, 9 or 10 of this Agreement, the Executive and the Manager agree and consent, that in addition to any and all other remedies available to the Corporation, an injunction or restraining order or other equitable relief may be issued or ordered by a court of competent jurisdiction restraining any breach or threatened breach of Articles 8, 9 or 10 of this Agreement. The Executive and the Manager agree not to assert in any such action that an adequate remedy exists at law. All expenses, including, without limitation, attorney's fees and expenses incurred in connection with any legal proceeding arising as a result of a breach or threatened breach of Articles 8, 9 or 10 of this Agreement shall be borne by the losing party to the fullest extent permitted by law and the losing party hereby agrees to indemnify and hold the other party harmless from and against all such expenses.

          13. MISCELLANEOUS

          This Agreement shall be governed by the internal domestic laws of the State of California, where the Manager and the Executive have executed the same, without reference to conflict of laws principles. This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto (provided, however, that the Manager and the Executive shall not have the right to assign this Agreement). All headings and subheadings are for convenience only and are not of substantive effect. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings and writings (or any part thereof) whether oral or written between the parties hereto relating to the subject matter hereof. There are no oral agreements in connection with this Agreement. Neither this Agreement nor any provision of this Agreement may be waived, modified or amended orally or by any course of conduct but only by an agreement in writing duly executed by all of the parties hereto. If any article, section, portion, subsection or subportion of this Agreement shall be determined to be unenforceable or invalid, then such article, section, portion, subsection or subportion shall be modified in the letter and spirit of this Agreement to the extent permitted by applicable law so as to be rendered valid and any such determination shall not affect the remainder of this Agreement, which shall be and remain binding and effective as against all parties hereto. For purposes of this Agreement, all references to the Corporation shall include all subsidiaries of the Corporation.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                       HARLINGWOOD & COMPANY, LLC


                                       By:/s/ David A. White
                                              David A. White


                                          /s/ David A. White
                                              David A. White


                                        ESQUIRE COMMUNICATIONS LTD.


                                        By:_________________________